UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

CRYO-CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On February 13, 2012, the Board of Directors of Cryo-Cell International, Inc. (the "Company") approved amendments to each of the (i) Employment Agreement with David Portnoy dated December 1, 2011 and (ii) Employment Agreement with Mark Portnoy dated December 1, 2011, (collectively, the "Employment Agreements").

The amendment to the Employment Agreement with Mr. David Portnoy (the "David Portnoy Amendment") and the amendment to the Employment Agreement with Mr. Mark Portnoy (the "Mark Portnoy Amendment") amend the Employment Agreements to clarify that the determination of whether the "Threshold", "Target", and "Stretch" performance standards have been achieved with respect to (i) bonuses to be paid under Section 3(b) of the Employment Agreements; and (ii) the grant of the equity awards described in Section 3 (c)(ii) of the Employment Agreements, shall be made without regard to any accounting impact of such awards on the Company's financial statements. The David Portnoy Amendment to the Employment Agreements also revises Section 3(c)(ii) to correct the Company's fiscal year end date.

Descriptions of the Employment Agreements were previously reported in the Company's Current Reports on Form 8-K, which was filed with the Commission on December 7, 2011 and are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
Financial Statements of Businesses Acquired.	Not Applicable.
Pro Forma Financial Information	Not Applicable.
Shell Company Transactions	Not Applicable.
Exhibit No.	Description
10.1 (1)	Employment Agreement between the Company and David Portnoy dated December 1, 2011
10.2 (1)	Employment Agreement between the Company and Mark Portnoy dated December 1, 2011
10.3	Amendment Agreement between the Company and David Portnoy dated February 13, 2012
10.4	Amendment Agreement between the Company and Mark Portnoy dated February 13, 2012
(1)	Incorporated by reference to the Company's Current Report on Form 8-K filed December 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.
DATE: February 17, 2012	By:	/s/ Jill M. Taymans
Jill M. Taymans
Vice President, Finance, Chief Financial Officer